           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Oppenheimer Quest International Value Fund, Inc.:

We consent to the incorporation by reference in this Registration Statement of Oppenheimer Quest International Value Fund, Inc. on Form N-14 of our
report dated January 16, 2008, appearing in the Combined Prospectus and Proxy
Statement and in the Statement of Additional Information, which are part of such Registration Statement.

                                 /s/ KPMG LLP
                                 KPMG LLP

Denver, Colorado
September 8, 2008